SUB-ITEM 77 C: Submission of matters to a vote of security holders

A Special Meeting of Shareholders of BBH International Equity
Fund was held on January 9, 2004. The following items, which are required to be reported under this SUB-ITEM 77C, were voted on at the meeting:

1. To approve or disapprove a Advisory Agreement between Brown Brothers Harriman and Co. ("BBH & Co.") and the Fund that is substantially the same as the Advisory Agreement previously approved by the Fund's shareholders except that it permits delegation of investment management responsibilities to one or more sub-advisers.

     Shares voted affirmatively ............12,728,977.720
     Shares voted negatively ...................40,285.000
     Shares abstaining ................................000

2. To approve or disapprove a new Sub-Advisory Agreement between BBH & Co. and Walter Scott & Partners Limited (`Walter Scott") whereby Walter Scott would have co-management responsibility for providing investment advisory services to the Fund.

     Shares voted affirmatively.............12,728,977.720
     Shares voted negatively ...................40,285.000
     Shares abstaining ................................000


3. To approve or disapprove a new Sub-Advisory Agreement between BBH & Co. and Delaware International Advisers Ltd. ("Delaware"), whereby Delaware would have co-management responsibility for providing investment advisory services to the Fund.


     Shares voted affirmatively............12,728,977.720
     Shares voted negatively ..................40,285.000
     Shares abstaining ...............................000


4. To approve or disapprove an arrangement that would permit BBH
& Co. to terminate, replace or add sub-advisers without shareholder approval.

     Shares voted affirmatively ..........12,708,075.720
     Shares voted negatively .................48,249.000
     Shares abstaining .......................12,938.000


5. To amend and make non-fundamental the Fund's current fundamental investment policy with respect to the Fund's investment in other open-end companies and to permit the Fund to invest up to 100% of its assets in other open-end investment companies with investment objectives, policies and restrictions that are consistent with the investment objective, policies and restrictions of the Fund.

     Shares voted affirmatively ..........12,729,132.720
     Shares voted negatively .................27,192.000
     Shares abstaining .......................12,938.000


The Definitive Proxy Statement for this Special Meeting was filed with the Securities and Exchange Commission on December 23, 2003, and is incorporated by reference. File No. 811-06139


A Special Meeting of Shareholders of BBH European Equity Fund, was held on February 6, 2004. The following items, which are required to be reported under this SUB-ITEM 77C, were voted on at the meeting:

1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which BBH International Equity Fund, a portfolio of BBH Fund, Inc. would acquire all the assets of BBH European Equity Fund, also a portfolio of BBH Fund, Inc. in exchange for Class N Shares of the BBH International Equity Fund to be distributed pro rata by BBH European Equity Fund to holders of its shares, in complete liquidation and termination of the BBH European Equity Fund.

     Shares voted affirmatively .............765,770.581
     Shares voted negatively ..................9,603.000
     Shares abstaining ........................4,365.876



A Special Meeting of Shareholders of BBH Pacific Basin Equity
Fund, was held on February 6, 2004. The following items, which are required to be reported under this SUB-ITEM 77C, were voted on at the meeting:

1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which BBH International Equity Fund, a portfolio of BBH Fund, Inc. would acquire all the assets of BBH Pacific Basin Equity Fund, also a portfolio of BBH Fund, Inc. in exchange for Class N Shares of the BBH International Equity Fund to be distributed pro rata by BBH Pacific Basin Equity Fund to holders of its shares, in complete liquidation and termination of the BBH Pacific Basin Equity Fund.

     Shares voted affirmatively................131,029.000
     Shares voted negatively....................46,760.000
     Shares abstaining ..........................9,637.303


The Definitive Proxy Statement for this Special Meeting was filed with the Securities and Exchange Commission on January 13, 2004, and is incorporated by reference. File No. 333-111063.